Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to

18 U.S.C. Section 1350

In connection with the Quarterly Report of Form 10-Q of BlackRock Private Credit Fund (the “Fund”) for the quarter ended June 30, 2025 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Philip Tseng, as Chief Executive Officer of the Fund, and Erik L. Cuellar, as Chief Financial Officer of the Fund, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Fund.

Date: August 8, 2025	By:	/s/ Philip Tseng
Philip Tseng
Chief Executive Officer (Principal Executive Officer)

Date: August 8, 2025	By:	/s/ Erik L. Cuellar
Erik L. Cuellar
Chief Financial Officer (Principal Financial Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to BlackRock Private Credit Fund and will be retained by BlackRock Private Credit Fund and furnished to the Securities and Exchange Commission or its staff upon request.